Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement, on Form S-1 for Rennova Health, Inc. to be filed with the Securities and Exchange Commission on or about December 7, 2015, of our report dated March 26, 2014 relating to the financial statements of Medytox Solutions, Inc. as of and for the year ended December 31, 2013.

We also consent to the reference of our firm under the caption “Experts” in the Registration Statement on Form S-1.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, FL

December 7, 2015